EXHIBIT 32.2

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report (the “Report”) on the Form 10-K of American Battery Technology Company (the “Company”) for the fiscal year ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof, I, Jesse Deutsch, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 27, 2023	By:	/s/ Jesse Deutsch
Jesse Deutsch
Chief Financial Officer